Exhibit 10.7

Inspired Gaming UK Limited

(Registered number 3565640)

3 The Maltings, Wetmore Road, Burton on Trent,

Staffordshire DE14 1SE

Lee Gregory

8 Crofters View

Little Wenlock

Shropshire

TF6 5AY

6 July 2010

Dear Lee,

Service Agreement between Inspired Gaming UK Limited (the "Company") and Lee Gregory dated 1 October 2008 (the "Service Agreement")

We refer to the Service Agreement and hereby propose that with immediate effect, the Service Agreement be amended to the extent that:

1.	Clause 2.2 shall be deleted and replaced with a new Clause 2.2 as follows:

"The employment of the Executive shall (subject to Clause 16) be for an indefinite period. It shall be terminated by the Company giving not less than 12 months' notice in writing to the Executive or by the Executive giving not less than 12 months' notice in writing to the Company."

2.	Clause 17 shall be deleted and replaced with a new Clause 17 as follows:

"The Company may terminate the Executive's employment, on the grounds of retirement, on the Company's normal retirement age, which for the time being is age 65 years. This Clause 17 does not affect any statutory right the Executive may have to make a request to continue the employment beyond the Company's normal retirement age but no agreement pursuant to such statutory right whereby the Executive will work beyond the Company's normal retirement age will affect the Company's normal retirement age."

3.	Clause 24 shall be amended by the deletion of the words "Part XXVI of the Companies Act 1985" in the second line of the first paragraph which shall be replaced with the words "the Companies Act 2006".

All of your existing terms and condition of employment shall continue save to the extent amended by this letter.

We should be grateful if you would indicate your acceptance of this letter as an amendment to the Service Agreement by signing this letter where indicated below.

Yours sincerely,

/s/ Luke Alvarez	, director
For and on behalf of
Inspired Gaming UK Limited

I have read and agree to the above terms and conditions of this letter and acknowledge that this letter amends the Service Agreement.

Signed and delivered as a deed on the date set out above by Lee Gregory.

/s/ Lee Gregory	In the presence of:
Lee Gregory
	/s/ Steven Holmes	Witness
	STEVEN HOLMES	Name
Address

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